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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2001

ABC FAMILY WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-12995	95-4596247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd.
Los Angeles, California 90024
(Address of Principal Executive Offices)

(310) 235-5100
(Registrant's Telephone Number)

              FOX FAMILY WORLDWIDE, INC.
(Former name or former address, if changed since last report)

ITEM 1. CHANGE IN CONTROL OF REGISTRANT

    On October 24, 2001, The Walt Disney Company ("Disney") completed its previously announced acquisition (the "Acquisition") of all of the outstanding common stock of the Registrant from Fox Broadcasting Sub, Inc., a subsidiary of Fox Broadcasting Company and an indirect subsidiary of The News Corporation Limited; Mr. Haim Saban and certain affiliated parties and entities controlled by Mr. Saban; and Allen & Company Incorporated. Disney's press release announcing the closing of the Acquisition is filed herewith at Exhibit 99 and incorporated herein by reference. The final purchase price for the Acquisition was $5.2 billion, including approximately $2.9 billion in cash and the assumption of $2.3 billion of obligations of the Registrant. The Walt Disney Company funded the purchase price from a combination of operating cash flow and debt issuances.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

    (a) Name Change. On October 26, 2001, the Registrant filed a Certificate of Amendment of its Certificate of Incorporation changing its corporate name from "Fox Family Worldwide, Inc." to "ABC Family Worldwide, Inc." The Certificate of Amendment also changed the address of the Registrant's registered agent and office in Delaware to The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The text of the Certificate of Amendment is filed herewith as Exhibit 3(i).

    (b) Debt Upgrades and Indenture Modifications. On October 24, 2001, Moody's Investor Service ("Moody's") issued a press release announcing that it had upgraded the Registrant's senior unsecured notes due in 2007 to Baa1 from B1 following completion of the Acquisition, and withdrawn the Ba2 senior secured rating on the bank credit facility of FCN Holding, Inc., a subsidiary of the Registrant, as all outstanding debt under the facility was repaid at the close of the Acquisition.

    In addition, on October 24, 2001, Standard & Poor's issued a press release announcing that it had raised the Registrant's corporate credit rating from BB- to A- and its senior unsecured debt rating from B to A- and removed both ratings from CreditWatch, with a negative outlook, following completion of the Acquisition.

    As a result of the ratings upgrades by Moody's and Standard & Poor's, Section 10.20 of each of the indentures, dated as of October 28, 1997, governing the Registrant's 9 1/4% Senior Notes due 2007 and 10 1/4% Senior Discount Notes due 2007 provides that certain covenants of the Registrant under the respective indentures no longer apply. The affected covenants include those set forth in Sections 10.4 ("Existence"), 10.5 ("Maintenance of Properties"), 10.6 ("Payment of Taxes and Other Claims"), 10.7 ("Maintenance of Insurance"), 10.8 ("Limitation on Indebtedness"), 10.9 ("Limitation on Restricted Payments"), 10.10 ("Limitation on Preferred Stock of Restricted Subsidiaries"), 10.11 ("Limitation on Transactions with Affiliates"), 10.14 ("Disposition of Proceeds of Asset Sales"), 10.15 ("Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries"), 10.16 ("Limitations on Sale-Leaseback Transactions") and 10.17 ("Limitations on Designation of Unrestricted Subsidiaries").

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    (a) Financial Statements.  None.

    (b) Pro Forma Financial Information.  None.

    (c) Exhibits.

3(i)	Certificate of Amendment of the Certificate of Incorporation of the Registrant
99	Press release dated October 24, 2001 of The Walt Disney Company

ITEM 8. CHANGE IN FISCAL YEAR

    On October 24, 2001, following the closing of the Acquisition, the Registrant adopted a new fiscal year ending September 30, replacing its prior June 30 fiscal year. The Registrant intends to report the transition period (June 30, 2001—September 30, 2001) on Form 10-Q.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 30, 2001	ABC FAMILY WORLDWIDE, INC.
	By:	/s/ DAVID K. THOMPSON Vice President and Assistant Secretary

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SIGNATURES